©2021 Herc Rentals Inc. All Rights Reserved. Shifting Into High Gear

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 2 Larry Silber President & Chief Executive Officer Herc Rentals Team & Agenda Aaron Birnbaum Senior Vice President & Chief Operating Officer Agenda • Safe Harbor • Q2 2023 Overview • Q2 Operations Review • Q2 Financial Review • 2023 Outlook • Q&A Leslie Hunziker Senior Vice President Investor Relations & Communications Mark Humphrey Senior Vice President & Chief Financial Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, our capital allocation strategy, liquidity and capital management, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward- looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non- GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 4 Rental Revenue $408 $328 $448 $605 $702 2019 2020 2021 2022 2023 Total Revenues $475 $368 $491 $640 $802 2019 2020 2021 2022 2023 Adjusted EBITDA¹ $175 $150 $207 $284 $352 2019 2020 2021 2022 2023 36.8% 40.6% 42.3% 44.4% 43.9% 2019 2020 2021 2022 2023 $0.33 $0.07 $1.55 $2.38 $2.66 16% 24%25% $ in millions $ in millions $ in millions 12% Adjusted EBITDA Margin¹Earnings Per Diluted Share ROIC2 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 20 2. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. 5.7% 5.7% 7.7% 10.1% 10.5% 2019 2020 2021 2022 2023 Second Quarter Financial Highlights: Accelerating Performance 2019 2020 2021 2022 2023

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 5 Equipment rental market in N.A. grew 8%1 in Q2 2023 • Return to normal seasonal demand trends • Supply chain recovering; constraints persist only in highest-demand categories • Positive industry trends aided by stimulus, reshoring, electrification, energy efficiency • Shift from equipment ownership to rental continues HRI equipment rental revenue grew 16% in Q2 2023 • Record Q2 rental rate growth at 7.8% YoY • Strategic acquisitions contributed one-third of YoY growth • Double-digit growth across core fleet categories and Pro-Solutions offerings • Double-digit growth across local and national accounts • Studio entertainment impacted by TV & film labor strikes HRI total revenues grew 25% in Q2 2023 • Strength in used equipment market continues • Disposals increased with fleet life-cycle management and favorable sale proceeds • Margin on fleet sales of 33%, a 620 bp increase from prior year Second Quarter 2023 Highlights 1. Source: ARA / IHS Global Insights as of May 2023

Q2 2023: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:
Grow the Core
Expand Specialty
Elevate Technology
Integrate ESG
Allocate Capital

Optimize branch network for fleet / operating efficiencies at scale

- Completed 3 acquisitions - 4 locations; opened 6 greenfield locations

Enhance fleet mix

- Expanded high-margin specialty fleet by 21% at OEC YoY

Support customers' efficiency goals through data and telematics

- Rolling out advanced customer-facing digital capabilities: ProControl Next Gen™

Commit to purposeful, integrated and evolving ESG goals

- Published 2023 Corporate Citizenship Report
- Recognized as one of America's Climate Leaders 2023 by USA Today
- MSCI 2023 rating elevated to "AA"

Prioritize Capital and Invest Responsibly

- Disciplined investment in fleet and strategic M&A
- Regular divided declared; Repurchased ~520,000 shares in Q2

HercRentals®
NYSE: HRI
6
©2023 Herc Rentals Inc. All Rights Reserved.

Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 8 Q2 2023 Focusing on Safety Industry leading Total Recordable Incident Rate of 0.54 Proven safety record is a must-have for customers Herc's Safety Program integrated into all acquisitions Continuing focus on Perfect Days • All branches reported > 97% Perfect Days • Perfect Days are those with no: ◦ OSHA reportable incidents ◦ At-fault moving vehicle accidents ◦ DOT violations

Delivering on Growth Strategies - Increasing Branch Network Density

Expanding Through Acquisitions

Adding locations through acquisitions increases density and market share in urban markets

- Q2: 3 acquisitions - 4 locations; 6 greenfield locations
- YTD: 6 acquisitions - 10 locations; 9 greenfield locations
  - Invested $272 million through June 30 on M&A
- Acquisitions in top 50 MSAs in the U.S.

Synergies through cross selling of adjacent product lines, fleet efficiencies and rate improvement

Acquiring talented workforce and local customer relationships



Average EBITDA Multiple to date ~5.5x

Synergized Multiple Opportunity 3.5x - 4.5x

Strategic M&A Opportunity ~$500 million per year

Pipeline of acquisition opportunities remains strong

HercRentals®

NYSE: HRI

9
©2023 Herc Rentals Inc. All Rights Reserved.

Delivering on Growth Strategies — Enhancing Fleet Mix

Fleet Composition
$6.2 billion at OEC[1]


Other 22%
Specialty 23%
Material Handling 18%
Aerial 24%
Earthmoving 13%

Dollar Utilization — 40.3%

Equipment rental revenue +16%; Q2 record $702 million

- Core business benefiting from solid operating performance and demand from megaprojects, onshoring, infrastructure projects
- ProSolutions contributing double digit revenue growth YoY
- Pricing tools support discipline and greater market insight
- Studio entertainment 2% of rental revenue vs. 5% 2Q:22
  - Television & film projects halted as labor strikes continue
  - Repositioning some fleet due to expected duration of shutdowns

Average fleet at OEC increased 25% in 2Q:23

- As supply chain recovers, 1H:23 deliveries reflect a wave of 2023 orders and 2021/2022 backorders
- Supply still constrained for certain high-demand categories

1. Original equipment cost based on ARA guidelines. As of June 30, 2023.

NYSE: HRI
10
©2023 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 11 Managing Fleet for Enhanced Utilization 1. Original equipment cost based on ARA guidelines. Fleet Expenditures at OEC1 $253 $327 $311 $327$348 $400 2022 2023 Q1 Q2 Q3 Q4 $64 $64 $54 $140$144 $186 2022 2023 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions$ in millions • Fleet disposals generated ~47% proceeds as a percent of OEC • Margin on disposals was 33% in Q2 2023, a 620 bp improvement over prior year • Average age of disposals was 90 months in Q2 2023 • Average fleet age of 46 months at June 30, 2023 • Refreshing fleet faster to adjust to higher OEM shipments and to take advantage of still-strong used equipment market • Q2 2023 fleet expenditures reflect 2021/2022 OEM catch-up orders and 2023 fleet build into the strength of the construction season • Capital allocated for category classes that are still constrained will be re-allocated to 2024

Business Model Driving Growth

Q2 Local vs. National Mix



Local: 56%
National: 44%

Q2 Revenue by Customer[1]



Other 22%
Contractors 35%
Infrastructure & Government 15%
Industrial 28%

- Diverse customer mix and base of large national customers drives sales strategy and growth opportunities
  - 2Q:23 project pipeline remains strong
  - In early innings of federal-funding opportunities
- 2Q:23 new local-customer account revenue double-digit growth

Industrial	Infrastructure	Non-Residential
Chip manufacturing	Airports	Commercial
Electric vehicle/battery manufacturing	Roads, bridges,tunnels	Data centers
Energy	Transmission & distribution	Education
Petrochemical	Renewable energy	Facility maintenance
Industrial plant maintenance	Underground utilities	Healthcare
LNG investments	Flood control	Disaster recovery
	High-speed rail	Restoration
	Water systems	

1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, healthcare, recreation, and entertainment and special events.

HercRentals® NYSE: HRI 12
©2023 Herc Rentals Inc. All Rights Reserved.

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 14 Q2 2023 Financial Results Three Months Ended June 30, Six Months Ended June 30, $ in millions, except per share data 2023 2022 2023 vs 2022 % Change 2023 2022 2023 vs 2022 % Change Equipment Rental Revenue $702 $605 16% $1,356 $1,132 20% Total Revenues $802 $640 25% $1,542 $1,208 28% Net Income $76 $73 4% $143 $131 9% Earnings Per Diluted Share $2.66 $2.38 12% $4.93 $4.30 15% Adjusted Net Income1 $77 $75 3% $146 $134 9% Adjusted Earnings Per Diluted Share1 $2.69 $2.47 9% $5.03 $4.41 14% Adjusted EBITDA1 $352 $284 24% $660 $521 27% Adjusted EBITDA Margin1 43.9% 44.4% (50) bps 42.8% 43.1% (30) bps REBITDA Margin1,2 45.4% 45.0% 40 bps 43.9% 43.7% 20 bps REBITDA YoY Flow-Through1,2 48.5% 47.7% 80 bps 45.1% 43.2% 190 bps Average Fleet3 (YoY) 24.5% 32.1% (760) bps 26.8% 27.8% (100) bps Pricing3 (YoY) 7.8% 5.5% 230 bps 7.4% 4.9% 250 bps ROIC 10.5% 10.1% 40 bps 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 20 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 15 Q2 2023 Adjusted EBITDA and Rental Revenue Bridge Adjusted EBITDA $284 $352 2022 Equipment Rental Revenue Gain on Sale of Rental Equipment DOE SG&A Studio Entertainment Other 2023 Equipment Rental Revenue $605 $702 2022 Pricing OEC on Rent Ancillary Re-rent Inflation Studio Entertainment 2023 Adjusted EBITDA Margin drivers: DOE and SG&A were positive contributors as both declined as a percent of rental revenue Negative impact from higher sales of used equipment, which has a lower margin than equipment rental Studio entertainment industry shutdown reduced revenue on a fixed cost basis ◦ Excluding studio entertainment, 2Q:23 Adjusted EBITDA margin increased 30 bps to 44.9% ◦ Excluding studio entertainment, 2Q:23 Adjusted REBITDA1 margin increased 130 bps to 46.6% $ in millions $ in millions 1. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 16 Disciplined Capital Management Maturities As of June 30, 2023 $ in millions $1,200 $1,928 $320 2023 2024 2025 2026 2027 No near-term maturities and ample liquidity2 of $1.5 billion provide financial flexibility Net capital expenditures outpaced cash flow from operations due to investments in growth, resulting in free cash outflow of $142 million for the first half Net leverage3 of 2.5x, compared with 2.4x in December 2022, within target range of 2.0x to 3.0x Quarterly dividend of $0.6325 per share, paid on June 9, 2023 to shareholders of record as of May 26, 2023 Q2 share repurchases of ~520,000 shares for $55 million 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 20 $62 Finance Leases 2023-2030 AR Facility1 ABL Credit Facility Senior Unsecured Notes Credit Ratings: Moody’s CFR Ba2 S&P BB-/Positive

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 17 Continued Strength in Key End Markets N.A. Equipment Rental Market1 $45 $47 $49 $52 $55 $50 $54 $61 $65 $67 $69 $72 15 16 17 18 19 20 21 22 23E 24E 25E 26E 1. Source: ARA / IHS Global Insights as of May 2023 3. Source: American Institute of Architects (AIA) as of June 2023 2. Source: IIR as of June 2023 4. Source: Dodge Analytics U.S. as of June 2023 $ in billions Industrial Spending2 $303 $299 $310 $317 $329 $308 $317 $353 $399 $382 $379 $389 15 16 17 18 19 20 21 22 23E 24E 25E 26E $ in billions Non-Residential Starts4 $229 $258 $288 $298 $317 $260 $303 $442 $436 $437 $458 $483 15 16 17 18 19 20 21 22 23E 24E 25E 26E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Architecture Billings Index3 15 16 17 18 19 20 21 22 Jan-23 June 50.1 50

Reaffirming 2023 Guidance

Metric	2022 Actual	2023 Guidance	% Change over 2022
Adjusted EBITDA	$1,227 million	$1.45 billion to $1.55 billion	18% to 26%
Net Rental Equipment Expenditures	$1,047 million	$1.0 billion to $1.2 billion	(4)% to 15%

Key Assumptions:

- Net rental equipment expenditures now expected at low end of guidance
- Fleet disposals of $700 million or more at OEC; used equipment market remains historically strong
- No recovery of studio entertainment business expected in 2023
- Above-market revenue growth on strong project pipeline, geographic expansion, cross-selling, and accelerating opportunities from megaprojects, federal infrastructure funding
- Disciplined focus supports YoY pricing improvements; 2H:23 rate growth mid-single digits
- Continued focus on operating leverage to improve margins
- REBITDA Flow Through in 50%-60% range
- Interest expense rises to reflect Fed rate increases and continued M&A funding
- Tax rate ~25%

HercRentals®

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
18

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 19 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 20

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 21 Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 22 Our Strategy is Delivering Results Equipment Rental Revenue Adjusted EBITDA1 $1,702 $1,544 $1,910 $2,552 $2,775 2019 2020 2021 2022 TTM 2023 $741 $689 $895 $1,227 $1,366 2019 2020 2021 2022 TTM 2023 Net Leverage2 2.8x 2.4x 2.1x 2.4x 2.5x 2019 2020 2021 2022 Q2 2023 Adjusted EBITDA Margin1 37.1% 38.7% 43.2% 44.8% 44.5% 2019 2020 2021 2022 TTM 2023 $ in millions 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 24 and 28 and previously filed presentations 2. For a definition and calculation, see slide 29

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 23 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities Three Months Ended June 30, Six Months Ended June 30, 2023 2022 2023 2022 Net income $76 $73 $143 $131 Merger and acquisition related costs 1 2 3 3 Other — 1 1 1 Tax impact of adjustments(1) — (1) (1) (1) Adjusted net income $77 $75 $146 $134 Diluted common shares 28.6 30.3 29.0 30.4 Adjusted earnings per diluted share $2.69 $2.47 $5.03 $4.41

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 24 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment - On slide 26, each metric has been adjusted to exclude the studio entertainment business due to the recent impact of labor disruptions in the television and film industry and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net income	**$76**	**$73**	**$143**	**$131**
Income tax provision	27	25	$35	$34
Interest expense, net	54	25	102	48
Depreciation of rental equipment	161	130	313	249
Non-rental depreciation and amortization	28	23	54	44
EBITDA	**346**	**276**	**647**	**506**
Non-cash stock-based compensation charges	5	5	9	11
Merger and acquisition related costs	1	2	3	3
Other	—	1	1	1
Adjusted EBITDA	**352**	**284**	**660**	**521**
Less: Gain (loss) on sales of rental equipment	27	5	52	14
Less: Gain (loss) on sales of new equipment, parts and supplies	3	4	6	7
Rental Adjusted EBITDA (REBITDA)	**$322**	**$275**	**$602**	**$500**
Total revenues	$802	$640	$1,542	$1,208
Less: Sales of rental equipment	83	19	$154	$47
Less: Sales of new equipment, parts and supplies	10	9	18	17
Equipment rental, service and other revenues	**$709**	**$612**	**$1,370**	**$1,144**
Total revenues	$802	$640	$1,542	$1,208
Adjusted EBITDA	$352	$284	$660	$521
Adjusted EBITDA Margin	**43.9 %**	**44.4 %**	**42.8 %**	**43.1 %**
Equipment rental, service and other revenues	$709	$612	$1,370	$1,144
REBITDA	$322	$275	$602	$500
REBITDA Margin	**45.4 %**	**45.0 %**	**43.9 %**	**43.7 %**
YOY Change in REBITDA	$47		$102	
YOY Change in Equipment rental, service and other revenues	$97		$226	
YOY REBITDA Flow-Through	**48.5 %**		**45.1 %**	

HercRentals®

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
25

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

$ in millions

	Three Months Ended June 30,					
	2023			2022		
	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Net income	**$76**	**($9)**	**$85**	**$73**	**$6**	**$67**
Income tax provision	27	—	27	25	—	25
Interest expense, net	54	—	54	25	—	25
Depreciation of rental equipment	161	8	153	130	6	124
Non-rental depreciation and amortization	28	1	27	23	1	22
EBITDA	**346**	**—**	**346**	**276**	**13**	**263**
Non-cash stock-based compensation charges	5	—	5	5	—	5
Merger and acquisition related costs	1	—	1	2	—	2
Other	—	—	—	1	—	1
Adjusted EBITDA	**352**	**—**	**352**	**284**	**13**	**271**
Less: Gain (loss) on sales of rental equipment	27	—	27	5	—	5
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	4	1	3
Rental Adjusted EBITDA (REBITDA)	**$322**	**$—**	**$322**	**$275**	**$12**	**$263**
Total revenues	$802	$18	$784	$640	$33	$607
Less: Sales of rental equipment	83	—	83	19	—	19
Less: Sales of new equipment, parts and supplies	10	—	10	9	1	8
Equipment rental, service and other revenues	**$709**	**$18**	**$691**	**$612**	**$32**	**$580**
Total revenues	$802	$18	$784	$640	$33	$607
Adjusted EBITDA	$352	$—	$352	$284	$13	$271
Adjusted EBITDA Margin	**43.9 %**	**— %**	**44.9 %**	**44.4 %**	**39.4 %**	**44.6 %**
Equipment rental, service and other revenues	$709	$18	$691	$612	$32	$580
REBITDA	$322	$—	$322	$275	$12	$263
REBITDA Margin	**45.4 %**	**— %**	**46.6 %**	**45.0 %**	**37.5 %**	**45.3 %**
YOY Change in REBITDA	$47	($12)	$59	76	(4)	80
YOY Change in Equipment rental, service and other revenues	$97	($14)	$111	159	(2)	161
YOY REBITDA Flow-Through	**48.5 %**	**(85.7)%**	**53.2 %**	**47.7 %**	**(200.0)%**	**49.7 %**

NYSE: HRI
©2023 Herc Rentals Inc. All Rights Reserved.
26

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 27 REBITDA Margin Quarterly Trend $ in millions Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Q1 2023 Q2 2023 Total Revenues $568 $640 $745 $786 $2,740 $740 $802 Less: Sales of rental equipment 28 19 21 57 125 71 83 Less: Sales of new equipment, parts and supplies 8 9 10 9 36 8 10 Equipment rental, service and other revenues $532 $612 $714 $720 $2,579 $661 $709 Net income $58 $73 $101 $98 $330 $67 $76 Income tax provision 9 25 34 35 104 8 27 Interest expense, net 23 25 33 41 122 48 54 Depreciation of rental equipment 119 130 140 147 536 152 161 Non-rental depreciation and amortization 21 23 25 26 95 26 28 EBITDA $230 $276 $333 $347 $1,187 $301 $346 Non-cash stock-based compensation charges 6 5 9 7 27 4 5 Merger and acquisition related costs 1 2 3 2 7 2 1 Other(1) — 1 — 5 6 1 — Adjusted EBITDA $237 $284 $345 $361 $1,227 $308 $352 Less: Gain on sales of rental equipment 9 5 5 17 36 25 27 Less: Gain on sales of new equipment, parts and supplies 3 4 4 4 15 3 3 Rental Adjusted EBITDA (REBITDA) $225 $275 $336 $340 $1,176 $280 $322 REBITDA Margin 42.3% 45.0% 47.1% 47.3% 45.7% 42.4% 45.4 % YOY REBITDA Flow-Through 37.6% 47.7% 50.5% 53.9% 48.1% 42.6% 48.5% (1) Pension settlement, impairment, and spin-off costs are included in Other.

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 28 REBITDA Margin Annual Trend $ in millions 2018 2019 2020 2021 2022 Total Revenues $1,978 $1,999 $1,780 $2,073 $2,740 Less: Sales of rental equipment 256 243 198 113 125 Less: Sales of new equipment, parts and supplies 49 44 28 31 36 Equipment rental, service and other revenues $1,673 $1,712 $1,554 $1,929 $2,579 Net income $69 $47 $74 $224 $330 Income tax provision (benefit) — 16 20 67 104 Interest expense, net 137 174 93 86 122 Depreciation of rental equipment 387 410 403 420 536 Non-rental depreciation and amortization 58 62 63 68 95 EBITDA $651 $709 $653 $865 $1,187 Restructuring 5 8 1 — — Spin-off costs 15 — — — — Non-cash stock-based compensation charges 14 19 16 23 27 Impairment — 4 15 3 3 Merger and acquisition related costs — — — 4 7 Loss on disposal of business — — 3 — — Other 1 1 1 — 3 Adjusted EBITDA $686 $741 $689 $895 $1,227 Less: Gain (loss) on sales of rental equipment 12 (1) (5) 19 36 Less: Gain on sales of new equipment, parts and supplies 11 11 8 10 15 Rental Adjusted EBITDA (REBITDA) $663 $731 $686 $866 $1,176 REBITDA Margin 39.6% 42.7% 44.2% 44.8% 45.7 % YOY REBITDA Flow-Through 54.8% 169.3% 27.9% 47.5% 48.1%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 29 Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Long-Term Debt, Net $2,142 $2,503 $2,762 $2,922 $3,215 $3,493 (Plus) Current maturities of long-term debt 11 11 11 12 12 12 (Plus) Unamortized debt issuance costs 6 6 5 5 5 5 (Less) Cash and Cash Equivalents (23) (52) (57) (54) (40) (37) Net Debt $2,136 $2,468 $2,721 $2,885 $3,192 $3,473 Trailing Twelve-Month Adjusted EBITDA $947 $1,024 $1,123 $1,227 $1,298 $1,366 Net Leverage 2.3x 2.4x 2.4x 2.4x 2.5x 2.5x

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 30 Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Six Months Ended June 30, Year Ended December 31, 2023 2022 2022 2021 2020 Net cash provided by operating activities $516 $359 $917 $743 $611 Rental equipment expenditures (703) (556) (1,168) (594) (345) Proceeds from disposal of rental equipment 131 47 121 107 192 Net Fleet Capital Expenditures (572) (509) (1,047) (487) (153) Non-rental capital expenditures (77) (28) (104) (47) (41) Proceeds from disposal of property and equipment 6 3 7 5 7 Other (15) (23) (23) — — Free Cash Flow (142) (198) (250) 214 424 Acquisitions, net of cash acquired (272) (317) (515) (431) (45) Proceeds from disposal of business — — — — 24 (Increase) decrease in Net Debt, excluding financing activities ($414) ($515) ($765) ($217) $403

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 31 Historical Fleet at OEC1 (1) Original equipment cost based on ARA guidelines $ in millions FY 2018 FY 2019 FY 2020 FY 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Q1 2023 Q2 2023 Beginning Balance $3,651 $3,777 $3,822 $3,589 $4,381 $4,593 $5,097 $5,421 $4,381 $5,637 $5,915 Expenditures $774 $627 $348 $725 $253 $327 $311 $327 $1,218 $348 $400 Disposals ($607) ($593) ($552) ($281) ($64) ($64) ($54) ($140) ($322) ($144) ($186) Acquisitions $— $— $28 $346 $18 $251 $86 $40 $395 $77 $88 Foreign Currency / Other ($41) $11 ($57) $2 $5 ($10) ($19) ($11) ($35) ($3) ($6) Ending Balance $3,777 $3,822 $3,589 $4,381 $4,593 $5,097 $5,421 $5,637 $5,637 $5,915 $6,211 Proceeds as a percent of OEC 37.8% 40.9% 37.0% 41.8% 45.0% 46.6% 42.5% 44.2% 44.4% 51.5% 47.0%

NYSE: HRI ©2023 Herc Rentals Inc. All Rights Reserved. 32 For additional information, please contact: Leslie Hunziker SVP Investor Relations leslie.hunziker@hercrentals.com 239-301-1675